Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO Loan AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of March 12, 2010, by and among INTRICON CORPORATION, a Pennsylvania corporation (“IntriCon”), INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation (“Inc.”), RTI ELECTRONICS, INC., a Delaware corporation (“RTIE”), INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation (“Tibbetts”), and INTRICON DATRIX CORPORATION (formerly known as Jon Barron, Inc.) (d/b/a Datrix), a California corporation (“Datrix”) (each, a “Borrower”; collectively, the “Borrowers”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Bank”).

RECITALS:

A.                 The Borrowers and the Bank are parties to a certain Loan and Security Agreement dated as of August 13, 2009 (the “Loan Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.                 The Borrowers have requested that the Bank amend certain provisions of the Loan Agreement, and the Bank has agreed to do so upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                      Delivery of Documents.  At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrowers shall have satisfied the following conditions and delivered or caused to be delivered to the Bank the following documents each dated such date and in form and substance satisfactory to the Bank and duly executed by all appropriate parties:

(a)                 This Amendment.

(b)                 An Acknowledgment and Agreement Regarding Subordinated Indebtedness, in substantially the form attached, duly executed by each holder of Subordinated Debt.

(c)                 With respect to each Borrower, a copy of the resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by an officer of such Borrower , along with a certificate of such officer which (i) certifies that there has been no amendment to either the Articles of Incorporation or the Bylaws of such Borrower since true and accurate copies of the same were last delivered and certified to the Bank, and that said Articles of Incorporation or the Bylaws remain in full force and effect as of the date of this Amendment, (ii) identifies each officer of such Borrower authorized to execute this Amendment and any other instrument or agreement executed by such Borrower in connection with this Amendment, and (iii) sets forth specimen signatures of each officer of such Borrower referred to above and identifies the office or offices held by such officer.

(d)                 Lender shall have received (i) an amendment fee in the amount of $25,000, which fee shall be non-refundable when paid and wholly earned when received; and (ii) reimbursement for its legal fees and other expenses as described in Section 9 hereof.

(e)                 Such other documents or instruments as the Bank may reasonably require.

Section 2.                      Waivers.

(a)                 Financial Covenants.  Subject to the satisfaction of the conditions precedent set forth in Section 1 above, the Bank hereby agrees to waive any non-compliance by the Borrowers’ with Sections 10.1, 10.2, and 10.3 of the Loan Agreement as of the December 31, 2009 and January 31, 2010 measurement dates.

(b)                 Sale of RTIE Assets and/or Stock.  Section 9.4 of the Loan Agreement prohibits any Borrower from, among other things, selling, transferring, conveying or leasing all or any substantial part of its assets or Capital Securities.  Section 6.2 prohibits any Borrower from, among other things, selling, assigning (by operation of law or otherwise), licensing, leasing or otherwise disposing of, or granting any option with respect to, any of the Collateral.  The Borrowing Agent has informed the Bank that (i) RTIE intends to dispose of all or substantially all of its assets in a single transaction or through an orderly liquidation process (the “RTIE Asset Divestiture”) or (ii) IntriCon intends to sell 100% of the Capital Securities of RTIE (the “Stock Sale”; and together with the RTIE Asset Divestiture, collectively, the “Proposed Transactions”), and has requested the Bank waive the prohibitions in set forth in Section 6.2 and Section 9.4 as they relate to such Proposed Transactions.  Subject to the satisfaction of the conditions precedent set forth in Section 1 above, the Bank hereby waives Section 6.2 and Section 9.4 to the extent (but only to the extent) that they are applicable to the Proposed Transactions, provided that all net cash proceeds of the Proposed Transactions are paid directly to the Bank for application against the then-outstanding Obligations.  Upon receipt of said net cash proceeds, (A) the Bank agrees to release its Lien on the disposed assets (and Capital Securities, if applicable) at the request of Borrowing Agent and (B) in the case of the Stock Sale, the Bank and Borrowers agree to release RTIE from its rights and obligations under the Loan Documents.

(c)                 No Other Waivers.  By granting the waivers expressly set forth above, the Bank is not consenting to or waiving any other or subsequent non-compliance with any of the Sections identified above or any other provision of the Loan Agreement.

Section 3.                      Amendments.

(a)                 Definition of EBITDA.  The definition of “EBITDA” set forth in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“EBITDA” shall mean, for any period, the sum for such period of:  (i) Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus (vi) all other non-cash charges, minus (vii) all non-cash income or gains, in each case to the extent included in determining Net Income for such period, minus (viii) all cash payments made in such period on account of non-cash charges expensed in a prior period, in each case determined on a consolidated basis, plus, to the extent deducted in arriving at Net Income for such period, the Transaction Costs; provided, however, that EBITDA shall exclude the impact on Net Income for such period (whether positive or negative) of all items of income, gain, expense and loss attributable to discontinued operations.

(b)                 Financial Covenants.  Section 10.1 and Section 10.3 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

10.1        Minimum EBITDA.  As of each of the measurement dates set forth in the chart below, for the period of twelve (12) consecutive calendar months then-ended, the Borrowers and their respective consolidated Subsidiaries shall maintain consolidated EBITDA in an amount not less than the amount set forth opposite such date in the chart below:

Measurement Date	Minimum EBITDA
Last day of each calendar month ending February 28, 2010 through and including April 30, 2010	$2,750,000
Last day of each calendar month ending May 31, 2010 through and including July 31, 2010	$3,000,000
August 31, 2010	$3,300,000
September 30, 2010	$3,400,000
October 31, 2010 and the last day of each calendar month ending thereafter	$3,500,000

10.3        Fixed Charge Coverage.  As of each of the measurement dates set forth in the chart below, for the period of twelve (12) consecutive calendar months then-ended, the Borrowers and their respective consolidated Subsidiaries shall maintain a ratio (the “Fixed Charge Coverage Ratio”) of (a) the total of consolidated EBITDA for such period, minus the sum of all income taxes paid in cash by the Borrowers on a consolidated basis, minus all Capital Expenditures of the Borrowers made during such period which are not financed with Funded Debt, minus that portion of the aggregate cash payments made by the applicable Borrower(s) in respect of the Subject Agreements and Applicable Agreements during such period that was not deducted as an expense in arriving at Net Income for such period, plus, without duplication, cash proceeds received during such period by the Borrowers in respect of the promissory note made payable to IntriCon in connection with IntriCon’s sale of its heat technology segment in 2005, plus (or minus), to the extent not included as income or gain (or deducted as an expense or loss) in arriving at Net Income for such period, cash received (or paid) from dividends (or capital calls) related to IntriCon’s 50% interest in the joint venture Global Coils (in the case of capital calls, subject to any applicable restrictions under Section 9.3) to (b) the sum for such period of (i) Interest Charges paid in cash (other than Interest Charges in respect of the early termination of IntriCon’s existing Hedging Agreement with Bank of America, N.A.), plus (ii) regularly scheduled payments made (and, without duplication, payments required to be made) in respect of principal of Funded Debt (including the Term Loan, but excluding the Revolving Loans), plus (iii) all cash dividends and distributions paid or declared in respect of Capital Securities of the Borrowers, of not less than the amount set forth opposite such measurement date in the chart below:

Measurement Date	Minimum Fixed Charge Coverage Ratio
Last day of each calendar month ending February 28, 2010 through and including April 30, 2010	1.05 to 1.00
May 31, 2010 and the last day of each calendar month ending thereafter	1.10 to 1.00

Section 4.                      Representations; No Default.  Each Borrower represents and warrants that: (a) such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by such Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute an Unmatured Event of Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such Borrower is a party or a signatory, or any provision of such Borrower’s Articles of Incorporation or Bylaws or, to the best of such Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Bank, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by such Borrower in connection herewith or the performance of obligations of such Borrower herein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Bank, (d) no events have taken place and no circumstances exist at the date hereof which would give such Borrower grounds to assert a defense, offset or counterclaim to the obligations of such Borrower under the Loan Agreement or any of the other Loan Documents, (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes (as defined in the Loan Agreement), and (f) after giving effect to the waivers expressly granted in Section 2 above, no Unmatured Event of Default or Event of Default has occurred and is continuing under the Loan Agreement.

Section 5.                      Affirmation, Further References. The Bank and each Borrower  acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect.  All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

Section 6.                      Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7.                      Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8.                      Successors.  This Amendment shall be binding upon the Borrowers, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and to the respective successors and assigns of the Bank.

Section 9.                      Costs and Expenses.  Each Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrowers under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

Section 10.                  Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11.                  Counterparts; Digital Copies.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.  A facsimile or digital copy (pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 12.                  Release of Rights and Claims.  Each Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which such Borrower may have against Bank.

Section 13.                  Governing Law.  This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 14.                  No Waiver.  Except for the waivers expressly granted in Section 2 above, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed as of the day and year first above written.

BORROWERS:	INTRICON CORPORATION, a Pennsylvania corporation

	By	/s/ Scott Longval
		Name:	Scott Longval
		Title:	Chief Financial Officer

INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation

	By	/s/ Scott Longval
		Name:	Scott Longval
		Title:	Chief Financial Officer

RTI ELECTRONICS, INC., a Delaware corporation

	By	/s/ Scott Longval
		Name:	Scott Longval
		Title:	Chief Financial Officer

INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation

	By	/s/ Scott Longval
		Name:	Scott Longval
		Title:	Chief Financial Officer

INTRICON DATRIX CORPORATION (formerly known as Jon Barron, Inc.) (d/b/a Datrix), a California corporation

	By	/s/ Scott Longval
		Name:	Scott Longval
		Title:	Chief Financial Officer

BANK:	THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation

	By	/s/ Seth Hove
		Name:	Seth Hove
		Title:	Associate Managing Director

ACKNOWLEDGMENT AND AGREEMENT
REGARDING SUBORDINATED INDEBTEDNESS

The undersigned, being the creditor under a certain Subordination Agreement dated as of August 13, 2009 (the "Subordination Agreement") executed by the undersigned in favor of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the "Senior Lender") regarding certain liabilities, obligations and indebtedness of INTRICON CORPORATION, a Pennsylvania corporation (“IntriCon”), INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation (“Inc.”), RTI ELECTRONICS, INC., a Delaware corporation (“RTIE”), INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation (“Tibbetts”), and INTRICON DATRIX CORPORATION (formerly known as Jon Barron, Inc.) (d/b/a Datrix), a California corporation (“Datrix”) (each, a “Borrower”; collectively, the “Borrowers”) to the Senior Lender arising under that certain Loan and Security Agreement dated as of August 13, 2009 by and among the Borrowers and the Senior Lender (the “Loan Agreement”) and each of the Loan Documents (as defined in the Loan Agreement) executed in connection therewith, hereby (a) acknowledges the execution and delivery by the Borrowers that certain First Amendment to Loan and Security Agreement and Waiver dated on or about the date herewith (the "Amendment"), (b) acknowledges and agrees that all of the debts, liabilities and obligations of the Borrowers to the Senior Lender under the Loan Agreement (as amended by the Amendment), are and remain "Senior Liabilities" as that term is defined in the Subordination Agreement, and (c) ratifies and confirms that the Subordination Agreement remains in full force and effect after giving effect to the Amendment and is enforceable against the undersigned in accordance with its terms.  The undersigned agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Senior Lender under the Subordination Agreement.

This Acknowledgment shall not be construed, by implication or otherwise, as imposing any requirement that the Senior Lender notify or seek the consent of the undersigned relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Subordination Agreement, it being expressly acknowledged and reaffirmed that the undersigned has, under the Subordination Agreement, consented to modifications, extensions and other actions with respect thereto without any notice thereof.

Dated as of March 12, 2010.

/s/ Jon V. Barron
Jon V. Barron